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                                                                    Exhibit 5.01

                    [MCKENNA LONG & ALDRIDGE LLP LETTERHEAD]


                                November 13, 2002


AtheroGenics, Inc.
8995 Westside Parkway
Alpharetta, Georgia  30004

      RE:   REGISTRATION STATEMENT ON FORM S-3 OF ATHEROGENICS, INC.

Ladies and Gentlemen:

      We have acted as counsel to AtheroGenics, Inc., a Georgia corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") which is being filed by the Company with the Securities and Exchange Commission (the "Commission"). Pursuant to the Registration Statement, the Company intends to register under the Securities Act of 1933, as amended, up to $75,000,000 aggregate offering price of its common stock, no par value per share (the "Common Stock").

      Our Opinion (as defined below) is furnished solely with regard to the Registration Statement pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K, may be relied upon only in connection with the Registration Statement and may not otherwise be used, quoted or referred to by or filed with any other person or entity without our prior written permission.

      The only opinion rendered consists of the matters set forth in numbered paragraph 1 below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based on and subject to the qualifications, limitations and exceptions set forth in this letter.

      In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express our Opinion hereinafter set forth, including:
(i) the Registration Statement; (ii) the Fourth Amended and Restated Articles of Incorporation and Third Amended and Restated Bylaws, as amended, of the Company; and (iii) minutes of proceedings of the Board of Directors of the Company. In making all of our examinations, we assumed the competency and legal capacity of all natural persons, the genuineness of all signatures, the authenticity and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. We also have assumed the due execution and delivery of all documents by any persons or entities other than the Company where due execution and delivery by such persons or entities is a prerequisite to the effectiveness of such documents.
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AtheroGenics, Inc.
November 13, 2002
Page 2



      As to all questions of fact that are material to our Opinion, we have assumed the factual accuracy of and relied upon the factual statements set forth in a certificate of an officer of the Company and certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

      The members of this firm are admitted to the bar of the State of Georgia and are duly qualified to practice law in that state. Our Opinion is limited to the laws of the State of Georgia and applicable federal laws that are in effect on the date of this letter and that, in our professional judgment, are normally applicable to transactions of the type contemplated herein. We express no opinion with regard to any matter which may be governed by the laws of any other jurisdiction. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof and we expressly disclaim any obligation to advise you of any changes to such pertinent laws or facts that may hereafter come to our attention.

      Based upon and subject to the foregoing, we are of the opinion that:

            (1) Upon the issuance and sale of the Common Stock in accordance with resolutions to be duly adopted by the Company and the receipt by the Company of the full purchase price established therefor, the Common Stock will be duly authorized, validly issued, fully-paid and nonassessable.

      We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" set forth in the Prospectus forming a part of the Registration Statement.

                                          Very truly yours,


                                          /s/ McKenna Long & Aldridge LLP

                                          MCKENNA LONG & ALDRIDGE LLP